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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

McMoRan Exploration Co.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☑ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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2) Form, Schedule or Registration Statement No.:

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4) Date Filed:

SEC 1913 (01-05)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

McMoRan Exploration Co.
Notice of Annual Meeting of Stockholders
May 5, 2005
March 24, 2005

Date:	Thursday, May 5, 2005

Time:	2:30 p.m., Eastern Time

Place:	Hotel du Pont 11th and Market Streets Wilmington, Delaware 19801

Purpose:	• To elect five directors
• To ratify the appointment of our independent auditors
• To vote on a new stock incentive plan, and
• To transact such other business as may properly come before the meeting.

Record Date:	Close of business on March 9, 2005.
      Your vote is important. Whether or not you plan to attend the meeting, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed envelope. Your cooperation will be appreciated.

By Order of the Board of Directors.

Nancy D. Parmelee
Senior Vice President, Chief Financial
Officer & Secretary

TABLE OF CONTENTS

Information about Attending the Annual Meeting
Who Can Vote
Voting Rights
Quorum
How Your Proxy Will Be Voted
Proxy Solicitation
Stockholder Proposals
Corporate Governance
Election of Directors
Stock Ownership of Directors and Executive Officers
Stock Ownership of Certain Beneficial Owners
Executive Officer Compensation
Corporate Personnel Committee Report On Executive Compensation
Compensation Committee Interlocks and Insider Participation
Audit Committee Report
Independent Auditors
Performance Graph
Certain Transactions
Proposal to Adopt the 2005 Stock Incentive Plan
Annex A
Information about Attending the Annual Meeting
If you plan to attend the meeting, please bring the following:

1. Proper identification.

2. Acceptable Proof of Ownership if your shares are held in “Street Name.”
Street Name means your shares are held of record by brokers, banks or other institutions.
Acceptable Proof of Ownership is (a) a letter from your broker stating that you owned McMoRan Exploration Co. stock on the record date or (b) an account statement showing that you owned McMoRan Exploration Co. stock on the record date.
Only stockholders of record on the record date may attend or vote at the annual meeting.

McMoRan Exploration Co.
1615 Poydras Street
New Orleans, Louisiana 70112
      The 2004 Annual Report to Stockholders, including financial statements, is being mailed to stockholders together with these proxy materials on or about March 24, 2005.
      This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of McMoRan Exploration Co. for use at our Annual Meeting of Stockholders to be held on May 5, 2005, and at any adjournments (the meeting).
Who Can Vote
       Each share of our common stock that you held on the record date entitles you to one vote at the meeting. On the record date, there were 24,412,256 shares of common stock outstanding.
Voting Rights
       Inspectors of election will count votes cast at the meeting. Directors are elected by plurality vote. All other matters are decided by majority vote present at the meeting, except as otherwise provided by statute, our certificate of incorporation or our by-laws.
      Brokers holding shares of record for customers generally are not entitled to vote on certain matters unless they receive voting instructions from their customers. When brokers do not receive voting instructions from their customers, they notify the company on the proxy form that they lack voting authority. The votes that could have been cast on the matter in question by brokers who did not receive voting instructions are called “broker non-votes.”
      Abstentions and broker non-votes will have no effect on the election of directors. Abstentions as to all other matters to come before the meeting will be counted as votes against those matters. Broker non-votes as to those other matters will not be counted as votes for or against and will not be included in calculating the number of votes necessary for approval of those matters.
Quorum
       A quorum at the meeting is a majority of our common stock entitled to vote, present in person or represented by proxy. The persons whom we appoint to act as inspectors of election will determine whether a quorum exists. Shares of our common stock represented by properly executed and returned proxies will be treated as present. Shares of our common stock present at the meeting that abstain from voting or that are the subject of broker non-votes will be counted as present for purposes of determining a quorum.
How Your Proxy Will Be Voted
       The board of directors is soliciting a proxy in the enclosed form to provide you with an opportunity to vote on all matters scheduled to come before the meeting, whether or not you attend in person.
      Granting Your Proxy. If you properly execute and return a proxy in the enclosed form, your stock will be voted as you specify. If you make no specifications, your proxy will be voted:

•	in favor of the proposed director nominees,

•	for the ratification of the appointment of the independent auditors, and

•	for the adoption of the 2005 Stock Incentive Plan.
      We expect no matters to be presented for action at the meeting other than the items described in this proxy statement. By signing and returning the enclosed proxy, however, you will give to the persons named as proxies therein discretionary voting authority with respect to any other matter that may properly come before the meeting, and they intend to vote on any such other matter in accordance with their best judgment.
      Revoking Your Proxy. If you submit a proxy, you may subsequently revoke it or submit a revised proxy at any time before it is voted. You may also attend the meeting in person and vote by ballot, which would cancel any proxy that you previously submitted. If you wish to vote in person at the meeting but hold your stock in street name (that is, in the name of a broker, bank or other institution), then you must have a proxy from the broker, bank or institution in order to vote at the meeting.
Proxy Solicitation
       We will pay all expenses of soliciting proxies for the meeting. In addition to solicitations by mail, arrangements have been made for brokers and nominees to send proxy materials to their principals, and we will reimburse them for their reasonable expenses. We have retained Georgeson Shareholder Communications Inc., 17 State Street, New York, New York to assist with the solicitation of proxies from brokers and nominees. It is estimated that the fees for Georgeson’s services will be $6,500 plus its reasonable out-of-pocket expenses. We may have our employees or other representatives (who will receive no additional compensation for their services) solicit proxies by telephone, telecopy, personal interview or other means.
Stockholder Proposals
       If you want us to consider including a proposal in next year’s proxy statement, you must deliver it in writing by November 22, 2005 to: Secretary, McMoRan Exploration Co., 1615 Poydras St., New Orleans, Louisiana 70112.
      If you want to present a proposal at next year’s annual meeting but do not wish to have it included in our proxy statement, you must submit it in writing to our Secretary, at the above address, by January 6, 2006, in accordance with the specific procedural requirements in our by-laws. If you would like a copy of these procedures, please contact our Secretary, or access our by-laws on our web site at http://www.mcmoran.com/about/about.htm. Failure to comply with our by-law procedures and deadlines may preclude presentation of the matter at the meeting.
Corporate Governance
Corporate Governance Guidelines; Ethics and Business Conduct Policy
      Our Corporate Governance Guidelines and our Ethics and Business Conduct Policy are available at http://www.mcmoran.com/about/about.htm. We intend to post promptly on that web site amendments to or waivers, if any, from our Ethics and Business Conduct Policy made with respect to any of our directors and executive officers.
Board Structure and Committee Composition
      As of the date of this proxy statement, our board consists of seven members. We also have two advisory directors who do not vote. Our board held four regular meetings and one special meeting during 2004. In accordance with our Corporate Governance Guidelines, non-employee directors met in executive session at the end of each regular board meeting. The chair of executive session meetings rotates among the chairpersons of the three standing committees (discussed below), except as the non-employee directors may otherwise determine for a specific meeting.
      Our board has three standing committees: an audit committee, a corporate personnel committee and a nominating and corporate governance committee. Each committee operates under a written charter adopted by the board. All of the committee charters are available on our web site at http://www.mcmoran.com/about/about.htm. During 2004, each of our directors attended at least 75% of the aggregate number of board and applicable committee meetings. Directors are invited but not required to attend annual meetings of our stockholders. Mr. Adkerson attended the last annual meeting of stockholders.

		Meetings
Audit Committee Members	Functions of the Committee	in 2004

Robert A. Day, Chairman Gerald J. Ford H. Devon Graham, Jr.	• please refer to the Audit Committee Report	4

Corporate Personnel		Meetings
Committee Members	Functions of the Committee	in 2004

H. Devon Graham, Jr., Chairman J. Taylor Wharton	• please refer to the Corporate Personnel Committee Report on Executive Compensation	3

Nominating and Corporate		Meetings
Governance Committee Members	Functions of the Committee	in 2004

Gerald J. Ford, Chairman H. Devon Graham, Jr.	• nominates individuals to stand for election or re-election as directors • considers recommendations by our stockholders of potential nominees for election as directors • conducts annual board and committee evaluations • makes recommendations to our board concerning the structure of our board and corporate governance matters	2
Board and Committee Independence and Audit Committee Financial Experts
      On the basis of information solicited from each director, and upon the advice and recommendation of the Nominating and Corporate Governance Committee, the board has affirmatively determined that each of Messrs. Day, Ford, Graham, and Wharton has no material relationship with the company and is independent within the meaning of our Corporate Governance Guidelines, which comply with the New York Stock Exchange (NYSE) director independence standards, as currently in effect. In making this determination, the Nominating and Corporate Governance Committee, with assistance from the company’s legal counsel, evaluated responses to a questionnaire completed annually by each director regarding relationships and possible conflicts of interest between each director, the company and management. In its review of director independence, the committee considered all commercial, industrial, banking, consulting, legal, accounting, charitable, and familial relationships any director may have with the company or management. The Nominating and Corporate Governance Committee made a recommendation to the board that four directors be considered independent, which the board approved.
      Further, the board has determined that each of the members of the Audit, Corporate Personnel, and Nominating and Corporate Governance Committees has no material relationship with the company and is independent within the meaning of our Corporate Governance Guidelines, which adopt the heightened statutory and NYSE independence standards applicable to audit committee members. In addition, the board has determined that each member of the Audit Committee — Messrs. Day, Ford and Graham — qualifies as an “audit committee financial expert,” as such term is defined by the rules of the Securities and Exchange Commission (the SEC).
Consideration of Director Nominees
      In evaluating nominees for membership on the board, the Nominating and Corporate Governance Committee applies the board membership criteria set forth in our Corporate Governance Guidelines. Under these criteria, the committee will take into account many factors, including personal and professional integrity, general understanding of our industry, corporate finance and other matters relevant to the successful management of a publicly-traded company in today’s business environment, educational and professional background, independence, and the ability and willingness to work cooperatively with other members of the board and with senior management. The committee evaluates each individual in the context of the board as a whole, with the objective of recommending nominees who can best perpetuate the success of the business, be an effective director in conjunction with the full board, and represent stockholder interests through the exercise of sound judgment using their diversity of experience in these various areas.
      Our Nominating and Corporate Governance Committee regularly assesses the appropriate size of the board, and whether any vacancies on the board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the committee will consider various potential candidates who may come to the attention of the committee through current board members, professional search firms, stockholders or other persons. Each candidate brought to the attention of the committee, regardless of who recommended such candidate, is considered on the basis of the criteria set forth in our Corporate Governance Guidelines.
      As stated above, the Nominating and Corporate Governance Committee will consider candidates proposed for nomination by our stockholders. Stockholders may propose candidates by submitting the names and supporting information to: Secretary, McMoRan Exploration Co., 1615 Poydras Street, New Orleans, Louisiana 70112. Supporting information should include (a) the name and address of the candidate and the proposing stockholder, (b) a comprehensive biography of the candidate and an explanation of why the candidate is qualified to serve as a director taking into account the criteria identified in our Corporate Governance Guidelines, (c) proof of ownership, the class and number of shares, and the length of time that the shares of our common stock have been beneficially owned by each of the candidate and the proposing stockholder, and (d) a letter signed by the candidate stating his or her willingness to serve, if elected.
      In addition, our by-laws permit stockholders to nominate candidates directly for consideration at next year’s annual stockholder meeting. Any nomination must be in writing and received by our Secretary at our principal executive offices no later than January 6, 2006. If the date of next year’s annual meeting is moved to a date more than 90 days after or 30 days before the anniversary of this year’s annual meeting, the nomination must be received no later than 90 days prior to the date of the 2006 annual meeting or 10 days following the public announcement of the date of the 2006 annual meeting. Any stockholder submitting a nomination under our by-laws must include (a) all information relating to the nominee that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), and (b) the name and address (as they appear on the company’s books) of the nominating stockholder and the class and number of shares beneficially owned by such stockholder. Nominations should be addressed to: Secretary, McMoRan Exploration Co., 1615 Poydras Street, New Orleans, Louisiana 70112.
Communications with the Board
      Individuals may communicate directly with our board (or any individual director) by writing to the director or either Co-Chairman of the Board of McMoRan Exploration Co., 1615 Poydras Street, New Orleans, Louisiana 70112. The company or either Co-Chairman will forward the stockholder’s communication to the appropriate director.
Director Compensation
Cash Compensation
      Each non-employee director and advisory director receives an annual fee of $15,000. Committee chairs receive an additional annual fee as follows: Audit Committee, $3,000; all other committees, $2,000. Each non-employee director and each advisory director receives a fee of $1,000 for attending each board and committee meeting (for which he or she is a member) and is also reimbursed for reasonable out-of-pocket expenses incurred in attending such meetings. Each employee director receives a fee of $1,000 for attending each board meeting.
1998 Stock Option Plan for Non-Employee Directors and 2004 Director Compensation Plan
      The company provides equity compensation to the non-employee directors and advisory directors through two incentive plans, the 1998 Stock Option Plan for Non-Employee Directors (the 1998 Plan) and the 2004 Director Compensation Plan (the 2004 Plan), both of which were approved by our stockholders. The 1998 Plan provides for the annual grant of options to acquire 3,500 shares of our common stock to each non-employee director, and will be used until the shares available for issuance are depleted. The 2004 Plan provides for an annual grant of options to acquire 3,500 shares of our common stock to each advisory director, and will provide for similar grants to our non-employee directors upon depletion of the 1998 Plan. The referenced option grants under both plans are made on June 1st of each year. The options are granted at fair market value on the grant date, vest ratably over the first four anniversaries of the grant date and expire on the tenth anniversary of the grant date.
      In addition, the 2004 Plan provides that non-employee directors and advisory directors may elect to exchange all or a portion of their annual fee for an equivalent number of shares of our common stock on the payment date, based on the fair market value of our common stock on such date. The 2004 Plan further provides that non-employee directors and advisory directors may elect to defer all or a portion of their annual fee and meeting fees, and that such deferred amounts will accrue interest at a rate equal to the prime commercial lending rate announced from time to time by JP Morgan Chase (compounded quarterly), and shall be paid out at such time or times as directed by the participant.
      In accordance with the 1998 Plan and 2004 Plan, on June 1, 2004, each non-employee director and advisory director was granted an option to purchase 3,500 shares of our common stock at a grant price of $14.07.
Election of Directors
       Our board of directors has fixed the number of directors at seven. We amended our certificate of incorporation in May 2003 to phase out the classified structure of the board under which one of three classes of directors was elected each year to serve three-year staggered terms, and provide instead for the annual election of directors, which commenced with the class of directors standing for election at the 2004 annual meeting of stockholders. The amendment did not shorten the terms of directors currently serving three-year terms. The one-year term applies to all directors as their current terms expire and to any directors appointed to fill any future vacancies on the board.
      The terms of Messrs. Adkerson, Ford, Graham, Moffett and Rankin will expire at the 2005 annual meeting of stockholders. The terms of Messrs. Day and Wharton will expire at the 2006 annual meeting of stockholders.
      Our board has nominated each of Messrs. Adkerson, Ford, Graham, Moffett and Rankin to serve a one-year term. The persons named as proxies in the enclosed form of proxy intend to vote your proxy for the election of each such director, unless otherwise directed. If, contrary to our expectations, a nominee should become unavailable for any reason, your proxy will be voted for a substitute nominee designated by our board, unless otherwise directed.
Information About Nominees and Directors
      The table below provides certain information as of March 9, 2005 with respect to each director nominee and each other director. Unless otherwise indicated, each person has been engaged in the principal occupation shown for the past five years. The year in the “Year First Elected a Director” column includes the period that the person served as a director of McMoRan Oil & Gas Co., a predecessor of the company.

			Year First
Name of Nominee		Principal Occupations, Other Directorships	Elected a
or Director	Age	And Positions with the Company	Director

Richard C. Adkerson	58	Co-Chairman of the Board of the Company. President and Chief Executive Officer of the Company until February 2004. President and Chief Executive Officer of Freeport-McMoRan Copper & Gold Inc. (FCX), a mining company.	1994
Robert A. Day	61	Chairman of the Board and Chief Executive Officer of Trust Company of the West, an investment management company. Chairman, President and Chief Executive Officer of W.M. Keck Foundation, a national philanthropic organization. Director of Syntroleum Corporation, Société Générale and FCX.	1994
Gerald J. Ford	60	Chairman of the Board of First Acceptance Corporation (formerly Liberté Investors Inc.). Former Chairman of the Board and Chief Executive Officer of California Federal Bank, A Federal Savings Bank, which merged with Citigroup Inc. in November 2002. Director of FCX.	1998
H. Devon Graham, Jr.	70	President of R.E. Smith Interests, Inc., an asset management company. Director of FCX.	1999
James R. Moffett	66	Co-Chairman of the Board of the Company. Chairman of the Board of FCX.	1994
B. M. Rankin, Jr.	75	Private investor. Vice Chairman of the Board of the Company since January 2001. Vice Chairman of the Board of FCX.	1994
J. Taylor Wharton	66	Special Assistant to the President for Patient Affairs; Professor, Gynecologic Oncology, The University of Texas M.D. Anderson Cancer Center. Director of FCX.	2000
Advisory Directors
      In February 2004, the board established the position of advisory director to provide general policy advice as requested by the board. The board appointed Gabrielle K. McDonald and Morrison C. Bethea as advisory directors, both of whom previously served as directors of the company. Judge McDonald’s principal occupation is serving as a judge on the Iran-United States Claims Tribunal, The Hague, The Netherlands since November 2001. Judge McDonald also serves as the Special Counsel on Human Rights to FCX. Dr. Bethea is the Chief of Thoracic Surgery at Tenet Memorial Medical Center in New Orleans, Louisiana, and is also a Clinical Professor of Surgery at the Tulane University Medical Center.

Stock Ownership of Directors and Executive Officers
       Unless otherwise indicated, (a) this table shows the amount of our common stock each of our directors and named executive officers beneficially owned on March 9, 2005, and (b) all shares shown are held with sole voting and investment power, and include, if applicable, shares held in our Employee Capital Accumulation Program (ECAP).

		Number of	Total
	Number of	Shares	Number of
	Shares Not	Subject to	Shares	Percent
	Subject to	Exercisable	Beneficially	of
Name of Beneficial Owner	Options	Options(1)	Owned	Class

Richard C. Adkerson(2)	162,270	986,452	1,148,722	4.5%
Robert A. Day(3)	380,799	9,385	390,184	1.6%
Gerald J. Ford(4)	1,883,065	5,125	1,888,190	7.6%
H. Devon Graham, Jr.	2,000	3,125	5,125	*
Glenn A. Kleinert	4,332	235,320	239,652	1.0%
James R. Moffett(5)	552,481	1,555,591	2,108,072	8.1%
C. Howard Murrish(6)	133,388	383,287	516,675	2.1%
Nancy D. Parmelee	3,369	93,894	97,263	*
B. M. Rankin, Jr.(7)	470,325	13,940	484,265	2.0%
J. Taylor Wharton(8)	29,744	3,853	33,597	*
All directors and executive officers as a group (12 persons)(9)	3,812,760	3,513,194	7,325,954	25.2%

*	Ownership is less than 1%

(1)	Our common stock that could be acquired as of May 8, 2005, upon the exercise of options granted pursuant to our stock incentive plans.

(2)	Includes (a) 147 shares of our common stock held in his IRA, (b) 17,671 shares issuable upon conversion of 3,400 shares of our 5% convertible preferred stock held by Mr. Adkerson, and (c) 33,908 shares (23,908 of which are issuable upon conversion of 4,600 shares of our 5% convertible preferred stock) held in a foundation with respect to which Mr. Adkerson, as a member of the board of trustees, shares voting and investment power, but as to which he disclaims beneficial ownership.

(3)	Includes 367,463 shares issuable upon conversion of 70,700 shares of our 5% convertible preferred stock.

(4)	Includes 516,632 shares issuable upon conversion of 99,400 shares of our 5% convertible preferred stock.

(5)	Includes (a) 551,621 shares of our common stock (159,563 of which are issuable upon conversion of 30,700 shares of our 5% convertible preferred stock) held by a limited liability company with respect to which Mr. Moffett, as a member, shares voting and investment power, and (b) 860 shares held by Mr. Moffett’s spouse, as to which he disclaims beneficial ownership.

(6)	Includes (a) 3,293 shares held in Mr. Murrish’s IRA, (b) 412 shares held in his spouse’s IRA, (c) 26,395 (10,395 of which are issuable upon conversion of 2,000 shares of our 5% convertible preferred stock) shares held by Mr. Murrish as trustee of a trust for the benefit of one of his sons, (d) 694 shares held by Mr. Murrish as a custodian for one of his sons, (e) 450 shares held by Mr. Murrish as custodian for his grandson, and (f) 20,790 shares issuable upon conversion of 4,000 shares of our 5% convertible preferred stock.

(7)	Includes 469,939 shares held by a limited partnership in which Mr. Rankin is the sole stockholder of the sole general partner.

(8)	Includes (a) 12,667 shares held by Mr. Wharton’s spouse, and (b) 10 shares held by Mr. Wharton as a custodian for his daughter.

(9)	Includes (a) 15,481 shares held in an executive officer’s IRA, (b) 1,201 shares held in an IRA of the spouse of an executive officer, (c) 4,395 shares held by an executive officer as president of a charitable foundation as to which he disclaims beneficial ownership, (d) 15,362 shares held for the benefit of trusts with respect to which an executive officer, as trustee, has sole voting and investment power but as to which he disclaims beneficial ownership, and (e) 51,975 shares issuable upon conversion of 10,000 shares of our 5% convertible preferred stock held by an executive officer.
Stock Ownership of Certain Beneficial Owners
       This table shows the owners of more than 5% of our outstanding common stock based on filings with the SEC. Unless otherwise indicated, all information is presented as of December 31, 2004, and all shares beneficially owned are held with sole voting and investment power.

		Shares Issuable	Shares Issuable
		upon Conversion	upon Exercise	Total Number of		Percent of
		of Convertible	of Warrants or	Shares Beneficially		Outstanding
Name and Address of Person	Shares	Securities(1)	Options	Owned		Shares(2)

Alpine Capital, L.P.
Robert W. Bruce III Algenpar, Inc. J. Taylor Crandall
Robert M. Bass	3,510,138	1,610,705	2,746	5,123,589	(3)	19.8%
201 Main Street, Suite 3100 Fort Worth, TX 76102
Columbia Wanger Asset Management, L.P.	1,895,500	0	0	1,895,500	(4)	7.8%
227 West Monroe Street, Suite 3000 Chicago, IL 60606
DKR Saturn Management L.P.	2,000	1,357,466	0	1,359,466	(5)	5.3%
623 Fifth Avenue, 29th Floor New York, NY 10022
Driehaus Capital Management, Inc.
Richard H. Dreihaus	1,296,110	0	0	1,296,110	(6)	5.3%
25 East Erie Street Chicago, IL 60611
FMR Corp.	1,232,900	732,555	0	1,965,455	(7)	8.1%
82 Devonshire Street Boston, MA 02109
Gerald J. Ford	1,366,433	516,632	5,125	1,888,190	(8)	7.6%
200 Crescent Court, Suite 1350 Dallas, TX 75201
k1 Ventures Limited	230,000	2,079,002	2,500,000	4,809,002	(9)	16.6%
23 Church Street #10-01/02 Capital Square Singapore 049481
James R. Moffett	392,918	159,563	1,555,591	2,108,072	(10)	8.1%
1615 Poydras Street New Orleans, LA 70112
Pioneer Global Asset Management, S.p.A.	0	2,580,349	0	2,580,349	(11)	15.3%
Galleria San Carlo 6 20122 Milan, Italy

		Shares Issuable	Shares Issuable
		upon Conversion	upon Exercise	Total Number of		Percent of
		of Convertible	of Warrants or	Shares Beneficially		Outstanding
Name and Address of Person	Shares	Securities(1)	Options	Owned		Shares(2)

Prudential Financial, Inc.
Jennison Associates LLC	1,448,625	0	0	1,448,625	(12)	6.0%
751 Broad Street Newark, NJ 07102-3777
Wells Fargo & Company	1,839,120	0	0	1,839,120	(13)	7.6%
420 Montgomery Street San Francisco, CA 94104

(1)	We have three securities outstanding that are convertible into our common stock: our 5% convertible preferred stock, our 6% convertible senior notes due 2008, and our 5 1/4% convertible senior notes due 2011.

(2)	In accordance with SEC rules, in calculating the percentage for each beneficial owner, we added to the 24,324,815 shares outstanding as of December 31, 2004, the number of shares of common stock issuable upon the conversion or exercise of convertible securities, warrants and options held by that beneficial owner. For purposes of calculating each of these percentages, we did not assume the conversion or exercise of any of the other beneficial owners’ convertible securities, warrants or options.

(3)	Based on an amended Schedule 13D filed jointly by Alpine Capital, L.P., Robert W. Bruce III, Algenpar, Inc., J. Taylor Crandall, Robert M. Bass, Anne T. Bass, the Anne T. and Robert M. Bass Foundation and others with the SEC on July 10, 2002. According to the Schedule 13D, (a) Alpine Capital, L.P. beneficially owns 3,447,498 shares, including 1,091,475 shares that are issuable upon conversion of our 5% convertible preferred stock, and Mr. Crandall, as the sole owner of Algenpar, Inc., and Algenpar, Inc. and Mr. Bruce, as the general partners of Alpine Capital, L.P., share voting and investment power with respect to the shares beneficially owned by Alpine Capital, L.P., (b) The Anne T. and Robert M. Bass Foundation beneficially owns 851,354 shares, including 261,954 shares issuable upon conversion of 50,400 shares of our 5% convertible preferred stock, and Mr. Crandall, Mr. Bass and Ms. Bass, as directors of The Anne T. and Robert M. Bass Foundation, and Mr. Bruce, in his capacity as a principal of the Robert Bruce Management Company, share voting and investment power with respect to shares owned by The Anne T. and Robert M. Bass Foundation, (c) Mr. Bass is deemed to have sole voting and investment power with respect to 821,991 shares, including 257,276 issuable upon conversion of our 5% convertible preferred stock, in his capacity as sole director and president of Keystone, Inc., and (d) Mr. Bruce could acquire 2,746 shares upon the exercise of options.

(4)	Based on an amended Schedule 13G filed jointly by Columbia Wanger Asset Management, L.P., WAM Acquisition GP, Inc. and Columbia Acorn Trust with the SEC on February 11, 2005. According to the Schedule 13G, Columbia Wanger Asset Management shares voting and investment power over all of the shares beneficially owned with WAM Acquisition GP, its general partner.

(5)	Based on an amended Schedule 13G filed with the SEC on February 14, 2005.

(6)	Based on an amended Schedule 13G filed jointly by Driehaus Capital Management, Inc. and Richard H. Driehaus with the SEC on February 14, 2005, Driehaus Capital Management shares voting power over 89,275 of these shares and shares investment power over 1,276,110 of these shares, and Richard H. Driehaus has sole voting and investment power over 20,165 of these shares.

(7)	Based on an amended Schedule 13G filed with the SEC on February 14, 2005, FMR Corp. has sole dispositive power over all of the shares beneficially owned and sole voting power over 26,107 of the shares beneficially owned. Fidelity Management & Research Company is the beneficial owner of 1,939,348 shares as a result of acting as investment adviser to various investment companies and Fidelity Management Trust Company is the beneficial owner of 2,907 shares as a result of serving as investment manager of the institutional accounts. FMR Corp. is the parent company of each of Fidelity Management & Research Company and Fidelity Management Trust Company. FMR Corp. has no voting power over any of the shares owned by the Fidelity Funds, which power resides with the Funds’ Board of Trustees.

(8)	Beneficial ownership information is as of March 9, 2005.

(9)	Based on an amended Schedule 13D filed by k1 Ventures Limited (k1) with the SEC on October 2, 2003, the warrants and convertible securities are held by an indirect subsidiary of k1.

(10)	Beneficial ownership information is as of March 9, 2005, and includes (a) 551,621 shares (159,563 of which are issuable upon conversion of convertible securities) held by a limited liability company with respect to which Mr. Moffett, as a member, shares voting and investment power, and (b) 860 shares held by Mr. Moffett’s spouse, as to which he disclaims beneficial ownership.

(11)	Based on an amended Schedule 13G filed with the SEC on February 8, 2005.

(12)	Based on an amended Schedule 13G filed with the SEC on February 14, 2005, Prudential Financial has sole voting and investment power over 10,425 of these shares and shares voting and investment power over 1,438,200 of these shares. The total number of shares beneficially owned includes shares owned by Jennison Associates LLC, a wholly owned subsidiary of Prudential Financial, Inc.

(13)	Based on an amended Schedule 13G filed with the SEC on February 22, 2005, Wells Fargo & Company has (a) sole voting power over 1,825,143 of these shares and shares voting power over 8 of these shares, and (b) sole investment power over 1,757,975 of these shares and shares investment power over 195 of these shares. The total number of shares beneficially owned includes shares owned by Wells Capital Management (formerly Strong Capital Management, Inc.), a wholly owned subsidiary of Wells Fargo & Company. A wholly owned subsidiary of Wells Fargo & Company acquired Strong Capital Management in a merger effective January 2005.

Executive Officer Compensation
       This table shows the compensation paid to our chief executive officer, and each of our four most highly compensated executive officers other than the chief executive officer (the named executive officers). On February 3, 2004, Mr. Kleinert was elected President and Chief Executive Officer; Mr. Adkerson served as Co-Chairman of the Board, President and Chief Executive Officer during all of 2002 and 2003, until February 3, 2004. In 2002, 2003 and 2004, we paid the compensation of Messrs. Kleinert and Murrish, whereas we paid the compensation of the other named executive officers through an allocation arrangement under a services agreement with FM Services Company (the Services Company), a corporation in which we transferred our 50% ownership stake to FCX on October 1, 2002. See “Certain Transactions.” During 2002, 2003 and 2004, Messrs. Adkerson and Moffett and Ms. Parmelee also provided services to and received compensation from FCX. In 2002, 2003 and 2004, Messrs. Moffett and Adkerson agreed to forego all cash compensation from the company in exchange for special stock option grants. Please refer to the Corporate Personnel Committee Report on Executive Compensation for more details.
Summary Compensation Table

					Long-Term
					Compensation Awards
	Annual Compensation
					Restricted	Securities
Name and				Other Annual	Stock	Underlying	All Other
Principal Position	Year	Salary	Bonus	Compensation(1)	Awards(2)	Options	Compensation(3)

James R. Moffett	2004	$—	$—	$—	$—	325,000	$5,000
Co-Chairman of the Board	2003	—	—	—	—	325,000	4,000
	2002	—	—	—	—	500,000	7,000
Richard C. Adkerson	2004	—	—	—	—	200,000	5,000
Co-Chairman of the Board	2003	—	—	—	—	200,000	4,000
	2002	—	—	—	—	300,000	7,000
Glenn A. Kleinert	2004	315,000	400,000	2,253	—	75,000	71,646
President & Chief	2003	300,000	300,000	2,374	—	70,000	57,396
Executive Officer	2002	300,000	—	2,285	—	75,000	57,146

C. Howard Murrish	2004	200,000	400,000	4,995	209,688	75,000	56,652
Executive Vice President	2003	200,000	300,000	6,026	375,750	70,000	44,552
	2002	216,667	—	10,625	195,500	75,000	48,118
Nancy D. Parmelee	2004	184,000	100,000	1,443	—	35,000	39,544
Senior Vice President,	2003	175,333	203,000	1,366	—	17,500	34,664
Chief Financial Officer	2002	168,000	—	1,414	—	25,000	32,742
& Secretary

(1)	Consists of payment of taxes in connection with certain benefits we provided to the named executive officers. Does not include perquisites that we provided to each named executive officer unless the aggregate amount in any year exceeded the threshold for disclosure under the SEC rules.

(2)	Mr. Murrish was granted 12,500 RSUs on February 2, 2004. The RSUs will ratably convert into shares of our common stock over a three-year period on each grant date anniversary. Dividends are not currently being paid on our common stock; however, dividend equivalents would be accrued on the RSUs on the same basis as dividends would be paid on our common stock plus market rate interest.

		12/31/04	Grant Date
Name	RSUs	Market Value	Market Value

Mr. Murrish	12,500	$233,750	$209,688

As of December 31, 2004, based on the $18.70 market value per share of our common stock as of such date, Mr. Murrish held 62,499 restricted stock units, the aggregate value of which was $1,168,731.

(3)	Comprised of contributions to defined contribution plans, premium payments for universal life and personal excess liability insurance policies, and director fees as follows:

		Plan	Insurance
	Date	Contributions	Premiums	Director Fees*	Total

Mr. Moffett	2004	$—	$—	$5,000	$5,000
	2003	—	—	4,000	4,000
	2002	—	—	7,000	7,000
Mr. Adkerson	2004	—	—	5,000	5,000
	2003	—	—	4,000	4,000
	2002	—	—	7,000	7,000
Mr. Kleinert	2004	68,746	1,900	1,000	71,646
	2003	51,496	1,900	4,000	57,396
	2002	51,496	650	5,000	57,146
Mr. Murrish	2004	53,752	1,900	1,000	56,652
	2003	38,652	1,900	4,000	44,552
	2002	40,618	1,500	6,000	48,118
Ms. Parmelee	2004	38,924	620	—	39,544
	2003	34,044	620	—	34,664
	2002	32,222	520	—	32,742

*	Mr. Kleinert and Mr. Murrish resigned from our board of directors in February 2004.

      This table shows all stock options that we granted to each of the named executive officers in 2004.
Option Grants in 2004

	Number of		Percent of
	Securities		Options
	Underlying		Granted to	Exercise
	Options		Employees in	or Base		Grant Date
Name	Granted(1)		2004	Price	Expiration Date	Present Value(3)

James R. Moffett	200,000	(2)	20.9%	$16.775	February 2, 2014	$2,204,000
	125,000		13.1%	16.775	February 2, 2014	1,377,500
Richard C. Adkerson	100,000	(2)	10.4%	16.775	February 2, 2014	1,102,000
	100,000		10.4%	16.775	February 2, 2014	1,102,000
Glenn A. Kleinert	75,000		7.8%	16.775	February 2, 2014	826,500
C. Howard Murrish	75,000		7.8%	16.775	February 2, 2014	826,500
Nancy D. Parmelee	35,000		3.7%	16.775	February 2, 2014	385,700

(1)	Unless otherwise noted, the stock options will become exercisable over a four-year period. The stock options will become immediately exercisable in their entirety if, under certain circumstances, (a) any person or group of persons acquires beneficial ownership of shares in excess of certain thresholds, or (b) the composition of the board of directors is changed after a tender offer, exchange offer, merger, consolidation, sale of assets or contested election or any combination of these transactions.

(2)	These special stock option grants were given to the Co-Chairmen of the company in exchange for their agreement to forgo all cash compensation during 2004. These stock options became exercisable immediately.

(3)	The Black-Scholes option model was used to determine the grant date present value of the options that we granted to the listed officers. The grant date present value was calculated to be $11.02 per option. The following facts and assumptions were used in making this calculation: (a) an exercise price for each option of $16.775; (b) a fair market value of $16.775 for one share of our common stock on the effective grant date; (c) a term of seven years for the stock options; (d) a stock volatility of 64.4% based on an analysis of historical weekly closing prices of our common stock over the 272-week period that our common stock has been publicly traded; and (e) an assumed risk-free interest rate of 3.85%, this rate being equivalent to the yield on the grant date on a zero coupon U.S. Treasury note with a maturity date comparable to the expiration date of the options. No other discounts or restrictions related to vesting or the likelihood of vesting of the options were applied.

      This table shows the option exercises in 2004 and all outstanding stock options held by each of the named executive officers as of December 31, 2004. All of these options relate to our common stock.
Aggregated Option Exercises in 2004 and Options at December 31, 2004

			Number of Securities	Value of Unexercised
			Underlying Unexercised	In-the-Money
	Shares		Options/SARs at	Options/SARs at
	Acquired on	Value	December 31, 2004	December 31, 2004
Name	Exercise	Realized	Exercisable/Unexercisable	Exercisable/Unexercisable

James R. Moffett	—	—	1,280,591/312,500	$6,480,171/$2,157,500
Richard C. Adkerson	2,382	$6,127	821,396/250,000	4,062,296/1,726,000
Glenn A. Kleinert	—	—	167,820/177,501	890,315/1,237,111
C. Howard Murrish	33,287	8,388	309,537/183,750	1,229,419/1,252,444
Nancy D. Parmelee	821	3,968	69,519/65,625	285,726/384,897

      Retirement Benefit Programs. Until June 30, 2000, both our company and FM Services Company (see “Certain Transactions” for more detail about the Services Company), had a traditional defined-benefit program (the prior plan) paying benefits determined primarily by the individual’s final average earnings and years of service. In 1996, the prior plan was converted to a cash-balance program. The starting account balance was equal to the value of the participant’s accrued benefit under the prior plan. Until June 30, 2000, each account balance was increased by annual benefit credits and annual interest credits. The amount of the annual benefit credits depended on the participant’s age and service. If a participant’s age plus service equaled 65 or more as of December 31, 1996, and as of that date the participant had both attained age 50 and had at least 10 years of service, the participant was “grandfathered” into a benefit under the cash-balance program of no less than the benefit under the prior plan’s formula. Each of the named executive officers (except for Messrs. Moffett and Adkerson) participates in the program. Upon retirement, a participant’s account balance is payable either in a lump sum or an annuity, as selected by the participant.
      Annual benefit credits (and benefit accruals under the prior plan formula for grandfathered participants) ceased effective June 30, 2000. Annual interest credits continue for each participant under the program until the end of the year in which the participant reaches age 60. The interest credit is equal to the account balance at the end of the prior year multiplied by the annual yield on 10-year U.S. Treasury securities on the last day of the preceding year. The annual yield on 10-year U.S. Treasury securities for 2004 was 4.27%.
      The cash-balance program consisted of two plans: a funded qualified plan and an unfunded non-qualified plan. The present value of the benefit earned by each participant under the nonqualified plan was transferred, effective June 30, 2000, to our unfunded non-qualified defined contribution plan. Our non-qualified defined contribution plan allows participants who earn over the qualified plan limits to contribute to such plan and to receive company contributions. The company contributes a percentage of eligible compensation (base salary plus 50% of bonus) in excess of qualified plan limits for each named executive officer (except for Messrs. Moffett and Adkerson) in place of the former cash-balance plan credits. Participants also may elect to contribute up to 50% of their base salary in excess of the qualified plan limits. The company makes a matching contribution equal to 100% of the employee’s contribution, but not to exceed 5% of the participant’s compensation above the qualified plan limit. As of December 31, 2004, the unfunded balances under our non-qualified defined contribution plan for each named executive officer (other than Messrs. Moffett and Adkerson) is as follows: $197,647 for Mr. Kleinert, $272,532 for

Mr. Murrish, and $445,603 for Ms. Parmelee. Messrs. Moffett and Adkerson participate in FCX’s nonqualified retirement benefit plan.
      We have formally terminated the qualified cash-balance plan and will distribute all assets upon receiving IRS approval of the termination. Approval has been delayed while the IRS develops a national policy regarding plans that have converted to the account balance type of design. We will contribute to the plan any amount needed to complete the funding of benefits. When IRS approval is received, a participant will be able to elect to receive his or her benefit under the plan in the form of either an annuity contract issued by an insurance company, or in a single lump sum that can be transferred into another qualified plan (such as our ECAP) or an IRA, or received in cash subject to applicable tax withholdings. If paid in a single lump sum as of December 31, 2004, the amount paid to each of the named executive officers (except for Messrs. Moffett and Adkerson) would have been as follows: $50,199 for Mr. Kleinert; $45,449 for Mr. Murrish; and $381,574 for Ms. Parmelee. Messrs. Moffett and Adkerson participate in FCX’s qualified retirement plan.
Corporate Personnel Committee Report On Executive Compensation
Overview of Compensation Philosophy
      The Corporate Personnel Committee, which is composed of two independent directors, determines the compensation of our executive officers and administers our annual performance incentive and stock incentive plans. The committee met three times during 2004. The committee’s executive compensation philosophy is to:

•	emphasize performance-based compensation that balances rewards for short- and long-term results,

•	tie compensation to the interests of the company’s stockholders, and

•	provide a competitive level of total compensation that will enable the company to attract and retain talented executive officers.
      During 2001, we engaged Mercer Human Resource Consulting, an independent executive compensation consultant, to examine our compensation practices for all positions below the level of our Co-Chairmen of the Board. Based on the consultant’s analysis, we determined that our compensation levels for these positions should target the 75th percentile of comparable companies. We continue to administer our compensation program based on this philosophy. We believe the total compensation paid to our Co-Chairmen of the Board, our Chief Executive Officer and our other executive officers is reasonable and appropriate.
      During 2004, we continued to consult with Mercer on executive compensation matters. In the past, Mercer has also advised the company’s management from time to time with respect to compensation matters. The committee determined that it would be in the company’s best interest for the committee and the company’s management to engage separate compensation advisors. As a result, the committee has continued to engage Mercer and the company retained a separate compensation advisor to assist the company’s management with compensation matters other than executive compensation.
Compensation Philosophy — Co-Chairmen and Chief Executive Officer
      In February 2004, we separated the roles of chairman of the board and chief executive officer in order to strengthen our corporate governance structure. As a result of this restructuring, our company is managed jointly by Messrs. Moffett and Adkerson, who serve as Co-Chairmen of the Board, and by Mr. Kleinert, who was named President and Chief Executive Officer. Each focuses on a different aspect of the company’s operations and development, with Mr. Moffett focusing on exploration activities and business strategy, Mr. Adkerson focusing on financial and administrative activities and financial strategy, and Mr. Kleinert responsible for executive management functions.

      In connection with the company’s aggressive attempts to reduce its administrative and overhead expenses, Messrs. Moffett and Adkerson have agreed to forgo all cash compensation since 2002 in exchange for special stock option grants each year. Accordingly, neither received a base salary from the company in 2004 or an annual incentive award, and on February 2, 2004, the committee granted 200,000 options to Mr. Moffett and 100,000 options to Mr. Adkerson, each option being fully exercisable, having a term of ten years and an exercise price of $16.775, the fair market value on the grant date.
      Messrs. Moffett and Adkerson also agreed to forego all cash compensation during 2005 in exchange for special stock option grants. Accordingly, on January 31, 2005, the committee granted 300,000 options to Mr. Moffett and 200,000 options to Mr. Adkerson, each option being fully exercisable, having a term of ten years and having an exercise price of $16.645, the fair market value on the grant date.
      We have determined that the compensation level for our Chief Executive Officer should target the 75th percentile of comparable companies. During 2004, after consulting with Mercer regarding the compensation paid to our Chief Executive Officer, the committee concluded that his compensation is appropriate.
Components of Executive Compensation
      During 2004, the company employed two of its executive officers, Glenn A. Kleinert and C. Howard Murrish. The other executive officers provided services to the company through a services agreement between the Services Company and the company. Executive officer compensation for 2004 included base salaries, annual incentive awards, stock options and a grant of restricted stock units to Mr. Murrish.
Base Salaries
      Base salaries of the company’s executive officers were established at levels that we believe are appropriate after consideration of each executive officer’s responsibilities. As part of their agreement with the company to forego cash compensation, Messrs. Moffett and Adkerson did not receive salaries in 2004, receiving instead the special stock option grants discussed above.
Annual Incentive Awards
      Executive officers and certain managers of the company participate in the company’s performance incentive awards program, which is designed to provide performance-based annual cash awards. Under the program, each participant is assigned a target award based upon level of responsibility and the annual award is established after reviewing the company’s operational and strategic accomplishments during the year. When determining the actual amounts awarded to participants for any year, we make a subjective determination after considering both individual performance and company performance as measured by operational and financial accomplishments. Each of our executive officers, other than Messrs. Moffett and Adkerson, received annual incentive awards for 2004 under our performance incentive awards program. As previously stated, Messrs. Moffett and Adkerson agreed to forego all cash compensation during 2004, including annual incentive awards.
Stock Options and Restricted Stock Units
      Stock option awards are intended to provide a significant potential value that reinforces the importance of creation of value for the company’s stockholders. We grant long-term incentives to the company’s executive officers as well as other officers and managers of the company in the form of stock options. In 2004, we made an annual stock option grant to all of our executive officers, including our Co-Chairmen of the Board. Stock option grant levels were based upon the position and level of responsibility of the individual. These annual grants will vest ratably on the first four anniversaries of the grant date, have a term of ten years and an exercise price equal to the fair market value of our common stock on the grant date. In addition, we also made special grants of stock options to the Co-Chairmen in lieu of their 2004 cash compensation as discussed above.

      During 2004, we awarded restricted stock units with respect to shares of our common stock to Mr. Murrish. The restricted stock units will ratably convert into shares of our common stock over a three-year period.
Section 162(m)
      Section 162(m) limits to $1 million a public company’s annual tax deduction for compensation paid to each of its most highly compensated executive officers. Qualified performance-based compensation is excluded from this deduction limitation if certain requirements are met. Our policy is to structure compensation awards that will be deductible where doing so will further the purposes of the company’s executive compensation programs. We also consider it important to retain flexibility to design compensation programs that recognize a full range of criteria important to the company’s success, even where compensation payable may not be fully deductible. We believe that the company’s stock option grants qualify for deduction under Section 162(m) as performance-based compensation.
Dated: March 22, 2005
H. Devon Graham, Jr., Chairman                    J. Taylor Wharton
Compensation Committee Interlocks and Insider Participation
       The current members of our Corporate Personnel Committee are Messrs. Graham and Wharton. In 2004, none of our executive officers served as a director or member of the compensation committee of another entity, where an executive officer of the entity served as our director or on our Corporate Personnel Committee.
Audit Committee Report
       The Audit Committee is currently composed of three directors, all of whom are independent, as defined in the New York Stock Exchange’s listing standards. We operate under a written charter approved by our committee and adopted by the board of directors. Our primary function is to assist the board of directors in fulfilling the board’s oversight responsibilities by monitoring (1) the company’s financial reporting, (2) the company’s continuing development and performance of its system of internal control over financial reporting, auditing and legal and regulatory compliance, (3) the operation and integrity of the system, (4) performance and qualifications of the company’s external auditors and internal auditors and (5) the independence of the company’s external auditors.
      We review the company’s financial reporting process on behalf of our board. The Audit Committee’s responsibility is to monitor this process, but the Audit Committee is not responsible for preparing the company’s financial statements or auditing those financial statements. Those are the responsibilities of management and the company’s independent registered public accounting firm, respectively.
      During 2004, management completed the documentation, testing and evaluation of the company’s system of internal control over financial reporting in connection with the company’s compliance with Section 404 of the Sarbanes-Oxley Act of 2002. The Audit Committee received periodic updates of this process from management, the internal auditors and Ernst & Young at each regularly scheduled Audit Committee meeting. The Audit Committee also reviewed and discussed with management, the internal auditors and Ernst & Young management’s report on internal control over financial reporting and Ernst & Young’s report on their audit of management’s assessment of the company’s internal control over financial reporting, both of which are included in the company’s annual report on Form 10-K for the year ended December 31, 2004.
Appointment of Independent Auditors; Financial Statement Review
      In February 2004, in accordance with our charter, our committee appointed Ernst & Young LLP as the company’s independent auditors for 2004. We have reviewed and discussed the company’s audited financial statements for the year 2004 with management and Ernst & Young. Management represented to us that the audited financial statements fairly present, in all material respects, the financial condition, results of operations and cash flows of the company as of and for the periods presented in the financial statements in accordance with accounting principles generally accepted in the United States, and Ernst & Young provided an audit opinion to the same effect.
      We have received from Ernst & Young the written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and we have discussed with them their independence from the company and management. We have also discussed with Ernst & Young the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended and Public Company Accounting Oversight Board Auditing Standard No. 2, An Audit of Internal Control Over Financial Reporting Performed in Conjunction with an Audit of Financial Statements.
      In addition, we have discussed with Ernst & Young the overall scope and plans for their audit, and have met with them and management to discuss the results of their examination, their understanding and evaluation of the company’s internal controls they considered necessary to support their opinion on the financial statements for the year 2004, and various factors affecting the overall quality of accounting principles applied in the company’s financial reporting. Ernst & Young also met with us without management being present to discuss these matters.
      In reliance on these reviews and discussions, we recommended to the board of directors, and the board of directors approved, the inclusion of the audited financial statements referred to above in the company’s annual report on Form 10-K for the year 2004.
Internal Audit
      We also review the company’s internal audit function, including the selection and compensation of the company’s internal auditors. In February 2004, in accordance with our charter, our committee appointed Deloitte & Touche LLP as the company’s internal auditors for 2004. We have discussed with Deloitte & Touche the scope of their audit plan, and have met with them to discuss the results of their reviews, their review of management’s documentation, testing and evaluation of the company’s system of internal control over financial reporting, any difficulties or disputes with management encountered during the course of their reviews, and other matters relating to the internal audit process. The internal auditors also met with us without management being present to discuss these matters.
Dated: March 22, 2005
Robert A. Day, Chairman                    Gerald J. Ford                    H. Devon Graham, Jr.
Independent Auditors
Fees and Related Disclosures for Accounting Services
      The following table discloses the fees for professional services provided by Ernst & Young LLP in each of the last two fiscal years:

	2004	2003

Audit Fees(1)	$490,000	$311,880
Audit Related Fees(2)	96,395	92,881
Tax Fees	—	—
All Other Fees	—	—

(1)	The total amount of audit fees previously disclosed in 2003 was adjusted from $296,380 to reflect an additional $15,500 of audit fees relating to 2003 work that were billed in 2004.

(2)	Relates to services rendered for audits of the company’s employee benefit plans, services provided in connection with statutory reporting matters for an inactive foreign subsidiary, and review of quarterly earnings press releases and management reports to the Board of Directors. The total amount of audit related fees previously disclosed in 2003 was adjusted from $29,881 to reflect an additional (a) $13,000 for services rendered in connection with audits of the company’s employee benefit plans and (b) $50,000 for services rendered in connection with review of quarterly earnings press releases and management reports to the Board of Directors, both of which were performed in 2003, but not billed until 2004.

      The Audit Committee has determined that the provision of the services described above is compatible with maintaining the independence of the external auditors.
Pre-Approval Policies and Procedures
      The Audit Committee’s policy is to pre-approve all audit services, audit-related services and other services permitted by law provided by the external auditors. In accordance with that policy, the committee annually pre-approves a list of specific services and categories of services, including audit, audit-related and other services, for the upcoming or current fiscal year, subject to specified cost levels. Any service that is not included in the approved list of services must be separately pre-approved by the Audit Committee. In addition, if fees for any service exceed the amount that has been pre-approved, then payment of additional fees for such service must be specifically pre-approved by the Audit Committee; however, any proposed service that has an anticipated or additional cost of no more than $30,000 may be pre-approved by the Chairperson of the Audit Committee, provided that the total anticipated costs of all such projects pre-approved by the Chairperson during any fiscal quarter does not exceed $60,000.
      At each regularly-scheduled Audit Committee meeting, management updates the committee on the scope and anticipated cost of (1) any service pre-approved by the Chairperson since the last meeting of the committee and (2) the projected fees for each service or group of services being provided by the independent auditors. Since the May 6, 2003 effective date of the SEC rules stating that an auditor is not independent of an audit client if the services it provides to the client are not appropriately approved, each service provided by our independent auditors has been approved in advance by the Audit Committee, and none of those services required use of the de minimus exception to pre-approval contained in the SEC’s rules.
Selection and Ratification of the Independent Auditors
       In February 2005, our Audit Committee appointed Ernst & Young as our independent auditors for 2005. Our Audit Committee and board of directors seek stockholder ratification of the Audit Committee’s appointment of Ernst & Young to act as the independent auditors of our and our subsidiaries’ financial statements for the year 2005. If the stockholders do not ratify the appointment of Ernst & Young, our Audit Committee will reconsider this appointment. Representatives of Ernst & Young are expected to be present at the meeting to respond to appropriate questions, and those representatives will also have an opportunity to make a statement if they desire to do so.

Performance Graph
       The following graph compares the change in the cumulative total stockholder return on our common stock with the cumulative total return of the S&P 500 Stock Index and the CoreData (formerly Media General) Independent Oil & Gas Industry Group from 2000 through 2004. This comparison assumes $100 invested on December 31, 1999 in (a) our common stock, (b) the CoreData (formerly Media General) Independent Oil & Gas Industry Group, and (c) the S&P 500 Stock Index.
Comparison of Cumulative Total Return*
McMoRan Exploration Co.,
CoreData (formerly Media General) Independent Oil & Gas Industry Group and S&P 500 Stock Index

	December 31,	December 31,	December 31,	December 31,	December 31,	December 31,
	1999	2000	2001	2002	2003	2004

McMoRan Exploration Co.	$100.00	$62.72	$27.41	$24.14	$88.76	$88.52
CoreData (formerly Media General) Independent Oil & Gas Industry Group	100.00	145.12	118.59	124.18	193.68	260.22
S&P 500 Stock Index	100.00	90.89	80.09	62.39	80.29	89.02

*	Total Return Assumes Reinvestment of Dividends

Certain Transactions
       We are parties to a services agreement with FM Services Company (the Services Company), a wholly owned subsidiary of FCX, under which the Services Company provides us with executive, technical, administrative, accounting, financial, tax and other services pursuant to a fixed fee arrangement. The Services Company also provides these services to FCX. Several of our directors and executive officers also serve as directors or executive officers of FCX. In 2004, we incurred $4.0 million of costs under the services agreement, and we expect our costs under the services agreement to approximate $3.1 million in 2005.
      B. M. Rankin, Jr. and the Services Company are parties to an agreement under which Mr. Rankin renders services to us, FCX and Stratus Properties Inc. relating to finance, accounting and business development. The Services Company provides Mr. Rankin compensation, medical coverage and reimbursement for taxes in connection with those medical benefits. In 2004, the Services Company paid Mr. Rankin $490,000 ($100,000 of which was allocated to us) pursuant to this agreement. During 2004, the cost to the Services Company (none of which was allocated to us) for Mr. Rankin’s personal use of company facilities was $7,200, medical expenses and tax gross-ups was $17,488, and reimbursement for a portion of his office rent and for the services of an executive secretary employed by the Services Company was $68,757. In addition, during 2004 the cost to the Services Company (none of which was allocated to us) of Mr. Rankin’s use of fractionally owned company aircraft was $245,522, which use resulted in $67,935 of imputed income.
Proposal to Adopt the 2005 Stock Incentive Plan
       Our board of directors unanimously proposes that our stockholders approve the 2005 Stock Incentive Plan, which is summarized below and attached as Annex A to this proxy statement. Because this is a summary, it does not contain all the information that may be important to you. You should read Annex A carefully before you decide how to vote.
Reasons for the Proposal
      We believe that our growth depends significantly upon the efforts of our officers, employees and other service providers and that such individuals are best motivated to put forth maximum effort on our behalf if they own an equity interest in our company. Currently, there are less than 2,000 shares of our common stock available for grant to our key personnel under our stock incentive plans. So that we may continue to motivate and reward our key personnel with stock-based awards at an appropriate level, our board believes it is important that we establish a new equity-based plan at this time.
Summary of the 2005 Stock Incentive Plan
Administration
      Awards under the 2005 Stock Incentive Plan will be made by the corporate personnel committee of our board of directors, which is currently made up of two independent members of our board. The corporate personnel committee has full power and authority to designate participants, to set the terms of awards and to make any determinations necessary or desirable for the administration of the plan.
Eligible Participants
      The following persons are eligible to participate in the 2005 Stock Incentive Plan:

•	our officers (including non-employee officers and officers who are also directors) and employees;

•	officers and employees of existing or future subsidiaries;

•	officers and employees of any entity with which we have contracted to receive executive, management or legal services and who provide services to us or a subsidiary under such arrangement;

•	consultants and advisers who provide services to us or a subsidiary; and

•	any person who has agreed in writing to become an eligible participant within 30 days.
      A subsidiary is defined to include an entity in which we have a direct or indirect economic interest that is designated as a subsidiary by the corporate personnel committee. The corporate personnel committee may delegate to one or more of our officers the power to grant awards and to modify or terminate awards granted to eligible persons who are not our executive officers or directors, subject to certain limitations. It is anticipated that the corporate personnel committee’s determinations as to which eligible individuals will be granted awards and the terms of the awards will be based on each individual’s present and potential contributions to our success. While all employees, consultants and executive, management and legal service providers will be eligible for awards under this plan, we anticipate that awards will be granted to approximately 45 persons, consisting of 13 officers and 29 employees of our company and the Services Company and 3 consultants.
Number of Shares
      The maximum number of shares of our common stock with respect to which awards may be granted under the 2005 Stock Incentive Plan is 3,500,000, or as of the record date, 14.3% of our outstanding common stock and 6.2% of our fully diluted outstanding common stock (assuming conversion of all outstanding convertible securities and the exercise of all outstanding warrants and options).
      Awards that may be paid only in cash will not be counted against this share limit. Moreover, no individual may receive in any year awards under this plan, whether payable in cash or shares, that relate to more than 500,000 shares of our common stock.
      Shares subject to awards that are forfeited or canceled will again be available for awards, as will shares issued as restricted stock or other stock-based awards that are forfeited or reacquired by us by their terms. Under no circumstances may the number of shares issued pursuant to incentive stock options exceed 3,500,000 shares. The number of shares with respect to which awards of restricted stock, restricted stock units and other stock-based awards for which a per share purchase price of less than 100% of fair market value is paid may not exceed 875,000 shares, of which only 150,000 may be issued without compliance with certain minimum vesting requirements. The shares to be delivered under this plan will be made available from our authorized but unissued shares of common stock, from treasury shares or from shares acquired by us on the open market or otherwise. Subject to the terms of this plan, shares of our common stock issuable under this plan may also be used as the form of payment of compensation under other plans or arrangements that we offer or that we assume in a business combination.
      On March 21, 2005, the closing price on the New York Stock Exchange of a share of our common stock was $20.52.
Types of Awards
      Stock options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards may be granted under the 2005 Stock Incentive Plan in the discretion of the corporate personnel committee. Options granted under this plan may be either non-qualified or incentive stock options. Only our employees or employees of our subsidiaries will be eligible to receive incentive stock options. Stock appreciation rights may be granted in conjunction with or unrelated to other awards and, if in conjunction with an outstanding option or other award, may be granted at the time of the award or thereafter, at the exercise price of the other award.
      The corporate personnel committee has discretion to fix the exercise or grant price of stock options and stock appreciation rights at a price not less than 100% of the fair market value of the underlying common stock at the time of grant (or at the time of grant of the related award in the case of a stock appreciation right granted in conjunction with an outstanding award). This limitation on the corporate personnel committee’s discretion, however, does not apply in the case of awards granted in substitution for outstanding awards previously granted by an acquired company or a company with which we combine. The corporate personnel committee has broad discretion as to the terms and conditions upon which options and stock appreciation rights are exercisable, but under no circumstances will an option or a stock appreciation right have a term exceeding 10 years. This plan prohibits the reduction in the exercise price of stock options without stockholder approval except for certain adjustments described below.
      The option exercise price may be paid:

•	in cash or cash equivalent;

•	in shares of our common stock that, unless otherwise determined by the corporate personnel committee, have been held by the optionee for six months; or

•	in any other manner authorized by the corporate personnel committee.
      Upon the exercise of a stock appreciation right with respect to our common stock, a participant will be entitled to receive, for each share subject to the right, the excess of the fair market value of the share on the date of exercise over the exercise price. The corporate personnel committee has the authority to determine whether the value of a stock appreciation right is paid in cash or our common stock or a combination of the two.
      The corporate personnel committee may grant restricted shares of our common stock to a participant that are subject to restrictions regarding the sale, pledge or other transfer by the participant for a specified period. All shares of restricted stock will be subject to the restrictions that the corporate personnel committee may designate in an agreement with the participant, including, among other things, that the shares are required to be forfeited or resold to us in the event of termination of employment under certain circumstances or in the event specified performance goals or targets are not met. With limited exceptions, a restricted period of at least three years is required, with incremental vesting permitted during the three-year period, except that if the vesting or grant of shares of restricted stock is subject to the attainment of performance goals, the restricted period may be one year or more with incremental vesting permitted. Subject to the restrictions provided in the participant’s agreement, a participant receiving restricted stock will have all of the rights of a stockholder as to the restricted stock, including dividend and voting rights.
      The corporate personnel committee may also grant participants awards of restricted stock units, as well as awards of our common stock and other awards that are denominated in, payable in, valued in whole or in part by reference to, or are otherwise based on the value of, our common stock (Other Stock-Based Awards). The corporate personnel committee has discretion to determine the participants to whom restricted stock units or Other Stock-Based Awards are to be made, the times at which such awards are to be made, the size of the awards, the form of payment, and all other conditions of the awards, including any restrictions, deferral periods or performance requirements. With limited exceptions, a vesting period of at least three years is required, with incremental vesting permitted during the three-year period, except that if the vesting is subject to the attainment of performance goals, the vesting period may be one year or more with incremental vesting permitted. The terms of the restricted stock units and the Other Stock-Based Awards will be subject to the rules and regulations that the corporate personnel committee determines.
      Any award under the 2005 Stock Incentive Plan may provide that the participant has the right to receive currently or on a deferred basis dividends or dividend equivalents, all as the corporate personnel committee determines.
Performance-Based Compensation under Section 162(m)
      Stock options and stock appreciation rights, if granted in accordance with the terms of the 2005 Stock Incentive Plan, are intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code. For grants of restricted stock, restricted stock units and Other Stock-Based

Awards that are intended to qualify as performance-based compensation under Section 162(m), the corporate personnel committee will establish specific performance goals for each performance period not later than 90 days after the beginning of the performance period. The corporate personnel committee will also establish a schedule, setting forth the portion of the award that will be earned or forfeited based on the degree of achievement of the performance goals by our company, a division or a subsidiary at the end of the performance period. The corporate personnel committee will use any or a combination of the following performance measures: earnings per share, return on assets, an economic value added measure, shareholder return, earnings, share price, return on equity, return on investment, return on fully-employed capital, reduction of expenses, containment of expenses within budget, reserve recognition, addition to reserves, cash provided by operating activities, increase in cash flow, return on cash flow, cash flow per equivalent barrel, findings costs per equivalent barrel, or increase in production, of the company, a division of the company or a subsidiary. For any performance period, the performance objectives may be measured on an absolute basis or relative to a group of peer companies selected by the corporate personnel committee, relative to internal goals, or relative to levels attained in prior years.
      If there is a change of control of our company or if a participant retires, dies or becomes disabled during the performance period, the corporate personnel committee may provide that all or a portion of the restricted stock, restricted stock units and Other Stock-Based Awards will automatically vest. If an award of restricted stock, restricted stock units or an Other Stock-Based Award is intended to qualify as performance-based compensation under Section 162(m), the corporate personnel committee must certify in writing that the performance goals and all applicable conditions have been met prior to payment.
      The corporate personnel committee retains authority to change the performance goal objectives with respect to future grants to any of those provided in the 2005 Stock Incentive Plan.
Adjustments
      If the corporate personnel committee determines that any stock dividend or other distribution (whether in the form of cash, securities or other property), recapitalization, reorganization, stock split, reverse stock split, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares, issuance of warrants or other rights to purchase shares or other securities of our company, or other similar corporate event affects our common stock in such a way that an adjustment is appropriate to prevent dilution or enlargement of the benefits intended to be granted and available for grant under the 2005 Stock Incentive Plan, then the corporate personnel committee has discretion to:

•	make equitable adjustments in

•	the number and kind of shares (or other securities or property) that may be the subject of future awards under this plan, and

•	the number and kind of shares (or other securities or property) subject to outstanding awards and the respective grant or exercise prices; and

•	if appropriate, provide for the payment of cash to a participant.
      The corporate personnel committee may also adjust awards to reflect unusual or nonrecurring events that affect us or our financial statements or to reflect changes in applicable laws or accounting principles.
Amendment or Termination
      The 2005 Stock Incentive Plan may be amended or terminated at any time by the board of directors, except that no amendment may materially impair an award previously granted without the consent of the recipient and no amendment may be made without stockholder approval if the amendment would:

•	materially increase the benefits accruing to participants under this plan;

•	increase the number of shares of our common stock that may be issued under this plan;

•	materially expand the classes of persons eligible to participate in this plan;

•	expand the types of awards available under the plan;

•	materially extend the terms of the plan;

•	materially change the method of determining the exercise price of options or stock appreciation rights; or

•	permit a reduction in the exercise price of options.
Unless terminated sooner, no awards will be made under the 2005 Stock Incentive Plan after May 5, 2015.
Federal Income Tax Consequences of Stock Options
      The grant of non-qualified or incentive stock options will not generally result in tax consequences to our company or to the optionee. When an optionee exercises a non-qualified option, the difference between the exercise price and any higher fair market value of our common stock on the date of exercise will be ordinary income to the optionee (subject to withholding) and, subject to Section 162(m), will generally be allowed as a deduction at that time for federal income tax purposes to his or her employer.
      Any gain or loss realized by an optionee on disposition of our common stock acquired upon exercise of a non-qualified option will generally be capital gain or loss to the optionee, long-term or short-term depending on the holding period, and will not result in any additional federal income tax consequences to the employer. The optionee’s basis in our common stock for determining gain or loss on the disposition will be the fair market value of our common stock determined generally at the time of exercise.
      When an optionee exercises an incentive stock option while employed by us or within three months (one year for disability) after termination of employment, no ordinary income will be recognized by the optionee at that time, but the excess (if any) of the fair market value of our common stock acquired upon such exercise over the option price will be an adjustment to taxable income for purposes of the federal alternative minimum tax. If our common stock acquired upon exercise of the incentive stock option is not disposed of prior to the expiration of one year after the date of acquisition and two years after the date of grant of the option, the excess (if any) of the sale proceeds over the aggregate option exercise price of such common stock will be long-term capital gain, but the employer will not be entitled to any tax deduction with respect to such gain. Generally, if our common stock is disposed of prior to the expiration of such periods (a Disqualifying Disposition), the excess of the fair market value of such common stock at the time of exercise over the aggregate option exercise price (but not more than the gain on the disposition if the disposition is a transaction on which a loss, if realized, would be recognized) will be ordinary income at the time of such Disqualifying Disposition (and the employer will generally be entitled to a federal income tax deduction in a like amount). Any gain realized by the optionee as the result of a Disqualifying Disposition that exceeds the amount treated as ordinary income will be capital in nature, long-term or short-term depending on the holding period. If an incentive stock option is exercised more than three months (one year for disability) after termination of employment, the federal income tax consequences are the same as described above for non-qualified stock options.
      If the exercise price of an option is paid by the surrender of previously owned shares, the basis of the previously owned shares carries over to an equal number of shares received in replacement. If the option is a non-qualified option, the income recognized on exercise is added to the basis. If the option is an incentive stock option, the optionee will recognize gain if the shares surrendered were acquired through the exercise of an incentive stock option and have not been held for the applicable holding period. This gain will be added to the basis of the shares received in replacement of the previously owned shares.
      Section 162(m) may limit the deductibility of an executive’s compensation in excess of $1,000,000 per year. However, we believe that taxable compensation arising in connection with stock options granted under the 2005 Stock Incentive Plan should be fully deductible by the employer for purposes of Section 162(m).

      The acceleration of the exercisability of stock options upon the occurrence of a change of control may give rise, in whole or in part, to excess parachute payments within the meaning of Section 280G of the Internal Revenue Code to the extent that the payments, when aggregated with other payments subject to Section 280G, exceed certain limitations. Excess parachute payments will be nondeductible to the employer and subject the recipient of the payments to a 20% excise tax.
      If permitted by the corporate personnel committee, at any time that a participant is required to pay to us the amount required to be withheld under applicable tax laws in connection with the exercise of a stock option or the issuance of our common stock under the 2005 Stock Incentive Plan, the participant may deliver shares of our common stock or elect to have us withhold from the shares that the participant would otherwise receive shares of our common stock, having a value equal to the amount required to be withheld. This election must be made prior to the date on which the amount of tax to be withheld is determined.
      This discussion summarizes the federal income tax consequences of the stock options that may be granted under the 2005 Stock Incentive Plan based on current provisions of the Internal Revenue Code, which are subject to change. This discussion also assumes that the stock options will not be deemed deferred compensation under Section 409A of the Internal Revenue Code. This summary does not cover any foreign, state or local tax consequences of the stock options.
Equity Compensation Plan Information
      The following table presents information as of December 31, 2004, regarding our compensation plans under which common stock may be issued to employees and non-employees as compensation. In addition to the 2005 Stock Incentive Plan, which is subject to approval of the stockholders at the meeting, we currently have seven additional equity plans with currently outstanding awards: the Adjusted Stock Award Plan, the 1998 Stock Option Plan, the 2000 Stock Incentive Plan, the 2001 Stock Incentive Plan, the 2003 Stock Incentive Plan, the 1998 Stock Option Plan for Non-Employee Directors, and the 2004 Director Compensation Plan.

Number of securities
remaining available for
future issuance under
	Number of securities to		Weighted-average	equity compensation
	be issued upon exercise		exercise price of	plans (excluding
	of outstanding options,		outstanding options,	securities reflected in
	warrants and rights		warrants and rights	column (a))
Plan Category	(a)		(b)	(c)

Equity compensation plans approved by security holders	4,925,025	(1)	$13.97	629,658	(2)
Equity compensation plans not approved by security holders	—		—	—

Total	4,925,025	(1)	$13.97	629,658	(2)

(1)	The number of securities to be issued upon the exercise of outstanding options, warrants and rights includes shares issuable upon (a) the vesting of 95,831 restricted stock units, and (b) the termination of deferrals with respect to 8,334 restricted stock units that were vested as of December 31, 2004. These awards are not reflected in column (b) as they do not have an exercise price.

(2)	As of December 31, 2004, there were 34,750 shares remaining available for future issuance under the 1998 Stock Option Plan, all of which could be issued under the terms of the plan (a) upon the exercise of options, stock appreciation rights and limited rights, or (b) in the form of “other stock-based” awards, which awards are valued in whole or in part on the value of the shares of common stock. In addition, there were 1,625 shares and 2,375 shares remaining available for future issuance under the 2000 Stock Incentive Plan and the 2001 Stock Incentive Plan, respectively, all of which could be issued under the respective terms of the plans (a) upon the exercise of options, stock appreciation rights and limited rights, or (b) in the form of restricted stock or “other stock-based”

awards. There were also 415,000 shares remaining available for future issuance under the 2003 Stock Incentive Plan, (a) all of which could be issued under the terms of the plan upon the exercise of options, stock appreciation rights, limited rights and (b) 387,500 of which could be issued under the terms of the plan in the form of restricted stock or “other-stock based awards.” Finally, there were also 175,908 shares remaining available for future issuance to our non-employee directors and advisory directors under the 2004 Director Compensation Plan and the 1998 Stock Option Plan for Non-Employee Directors.

      On January 31, 2005, the corporate personnel committee granted options pertaining to 452,500 shares of our common stock from our current plans. Thus, as of the date of this proxy statement, there are only 177,158 shares remaining available for future issuance under our equity compensation plans, of which only 1,250 are available for grants to officers, employees and key personnel.
Awards to Be Granted
      The grant of awards under the 2005 Stock Incentive Plan is entirely in the discretion of the corporate personnel committee. As of the date of this proxy statement, we have granted nonqualified options pertaining to 833,500 shares of common stock to the following people under the 2005 Stock Incentive Plan, subject to the approval of the 2005 Stock Incentive Plan by our stockholders at the meeting:

		No. of Options)
Recipient		Granted(1

•	Named Executive Officers:
	James R. Moffett, Co-Chairman	350,000
	Richard C. Adkerson, Co-Chairman	245,000
	Glenn A Kleinert, President and Chief Executive Officer	52,500
	C. Howard Murrish, Executive Vice President	52,500
	Nancy D. Parmelee, Senior Vice President, Chief Financial Officer and Secretary	24,500
•	All current executive officers as a group	766,500
•	All employees, including all current officers who are not executive officers, as a group	67,000	(2)

(1)	Except as otherwise indicated, these options were granted on January 31, 2005, and have a ten-year term and an exercise price of $16.645, the fair market value on the grant date. The options will be exercisable over a four-year period, except that options relating to 150,000 shares for Mr. Moffett and 95,000 shares for Mr. Adkerson will be immediately exercisable.

(2)	This amount includes 2,000 nonqualified options granted to a consultant. This amount also includes 10,000 nonqualified options granted on February 11, 2005, with an exercise price of $16.37 and 10,000 nonqualified options granted on March 1, 2005, with an exercise price of $20.70, reflecting the fair market value on the applicable grant dates.
Vote Required for Approval of the 2005 Stock Incentive Plan
      Under our by-laws and New York Stock Exchange Rules, approval of the 2005 Stock Incentive Plan requires the affirmative vote of the holders of a majority of the shares of our common stock present in person or by proxy at the meeting, and the total votes cast on the proposal must represent more than 50% of our outstanding common stock as of the record date. For the purposes of approving this proposal under the NYSE rules, abstentions and broker non-votes will be excluded from the tabulation of votes cast, and therefore will not affect the outcome of the vote (except to the extent such abstentions and broker non-votes result in a failure to obtain total votes cast on the proposal representing more than 50% of all shares of our common stock entitled to vote on the proposal).
      Our board of directors unanimously recommends a vote FOR this proposal.

Annex A
McMoRan EXPLORATION CO.
2005 Stock Incentive Plan
SECTION 1
      Purpose. The purpose of the McMoRan Exploration Co. 2005 Stock Incentive Plan (the “Plan”) is to motivate and reward key employees, consultants and advisers by giving them a proprietary interest in the Company’s success.
SECTION 2
      Definitions. As used in the Plan, the following terms shall have the meanings set forth below:
      “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit or Other Stock-Based Award.
      “Award Agreement” shall mean any written or electronic notice of grant, agreement, contract or other instrument or document evidencing any Award, which may, but need not, be required to be executed, acknowledged or accepted by a Participant.
      “Board” shall mean the Board of Directors of the Company.
      “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.
      “Committee” shall mean, until otherwise determined by the Board, the Corporate Personnel Committee of the Board.
      “Common Stock” shall mean shares of common stock, par value $0.01 per share, of the Company.
      “Company” shall mean McMoRan Exploration Co.
      “Designated Beneficiary” shall mean the beneficiary designated by the Participant, in a manner determined by the Committee, to receive the benefits due the Participant under the Plan in the event of the Participant’s death. In the absence of an effective designation by the Participant, Designated Beneficiary shall mean the Participant’s estate.
      “Eligible Individual” shall mean (i) any person providing services as an officer of the Company or a Subsidiary, whether or not employed by such entity, including any such person who is also a director of the Company, (ii) any employee of the Company or a Subsidiary, including any director who is also an employee of the Company or a Subsidiary, (iii) any officer or employee of an entity with which the Company has contracted to receive executive, management or legal services who provides services to the Company or a Subsidiary through such arrangement, (iv) any consultant or adviser to the Company, a Subsidiary or to an entity described in clause (iii) hereof who provides services to the Company or a Subsidiary through such arrangement and (v) any person who has agreed in writing to become a person described in clauses (i), (ii), (iii) or (iv) within not more than 30 days following the date of grant of such person’s first Award under the Plan.
      “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.
      “Incentive Stock Option” shall mean an option granted under Section 6 of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.
      “Nonqualified Stock Option” shall mean an option granted under Section 6 of the Plan that is not intended to be an Incentive Stock Option.
      “Option” shall mean an Incentive Stock Option or a Nonqualified Stock Option.
      “Other Stock-Based Award” shall mean any right or award granted under Section 10 of the Plan.

      “Participant” shall mean any Eligible Individual granted an Award under the Plan.
      “Person” shall mean any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.
      “Restricted Stock” shall mean any restricted stock granted under Section 8 of the Plan.
      “Restricted Stock Unit” shall mean any restricted stock unit granted under Section 9 of the Plan.
      “Section 162(m)” shall mean Section 162(m) of the Code and all regulations promulgated thereunder as in effect from time to time.
      “Section 409A” shall mean Section 409A of the Code and all regulations and guidance promulgated thereunder as in effect from time to time.
      “Shares” shall mean the shares of Common Stock and such other securities of the Company or a Subsidiary as the Committee may from time to time designate.
      “Stock Appreciation Right” shall mean any right granted under Section 7 of the Plan.
      “Subsidiary” shall mean (i) any corporation or other entity in which the Company possesses directly or indirectly equity interests representing at least 50% of the total ordinary voting power or at least 50% of the total value of all classes of equity interests of such corporation or other entity and (ii) any other entity in which the Company has a direct or indirect economic interest that is designated as a Subsidiary by the Committee.
SECTION 3
      (a) Administration. The Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to an Eligible Individual; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, whole Shares, other whole securities, other Awards, other property or other cash amounts payable by the Company upon the exercise of that or other Awards, or canceled, forfeited or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable by the Company with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (viii) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all Persons, including the Company, any Subsidiary, any Participant, any holder or beneficiary of any Award, any stockholder of the Company and any Eligible Individual.
      (b) Delegation. Subject to the terms of the Plan and applicable law, the Committee may delegate to one or more officers of the Company the authority, subject to such terms and limitations as the Committee shall determine, to grant and set the terms of, to cancel, modify or waive rights with respect to, or to alter, discontinue, suspend, or terminate Awards held by Eligible Individuals who are not officers or directors of the Company for purposes of Section 16 of the Exchange Act, or any successor section thereto, or who are otherwise not subject to such Section; provided, however, that the per share exercise price of any Option granted under this Section 3(b) shall be equal to the fair market value of the underlying Shares on the date of grant.
SECTION 4
      Eligibility. Any Eligible Individual shall be eligible to be granted an award.
SECTION 5
      (a) Shares Available for Awards. Subject to adjustment as provided in Section 5(b):

(i) Calculation of Number of Shares Available.

(A) Subject to the other provisions of this Section 5(a), the number of Shares with respect to which Awards payable in Shares may be granted under the Plan shall be 3,500,000. Awards that by their terms may be settled only in cash shall not be counted against the maximum number of Shares provided herein.

(B) The number of Shares that may be issued pursuant to Incentive Stock Options may not exceed 3,500,000 Shares.

(C) Subject to the other provisions of this Section 5(a):

(1) the maximum number of Shares with respect to which Awards in the form of Restricted Stock, Restricted Stock Units or Other Stock-Based Awards payable in Shares for which a per share purchase price that is less than 100% of the fair market value of the securities to which the Award relates shall be 875,000 Shares; and

(2) up to 150,000 Shares may be issued pursuant to Awards in the form of Restricted Stock, Restricted Stock Units or Other Stock-Based Awards payable in Shares without compliance with the minimum vesting periods set forth in Sections 8(b), 9(b), and 10(b), respectively. If (x) Restricted Stock, Restricted Stock Units or an Other Stock-Based Award is granted with a minimum vesting period of at least three years or a minimum vesting period of at least one year, subject to the attainment of specific performance goals, and (y) the vesting of such Award is accelerated in accordance with Section 12(a) hereof as a result of the Participant’s death, retirement or other termination of employment or cessation of consulting or advisory services to the Company, or a change in control of the Company, such Shares shall not count against the 150,000 limitation described herein.

(D) To the extent any Shares covered by an Award are not issued because the Award is forfeited or canceled or the Award is settled in cash, such Shares shall again be available for grant pursuant to new Awards under the Plan.

(E) In the event that Shares are issued as Restricted Stock or Other Stock-Based Awards under the Plan and thereafter are forfeited or reacquired by the Company pursuant to rights reserved upon issuance thereof, such Shares shall again be available for grant pursuant to new Awards under the Plan. With respect to Stock Appreciation Rights, if the Award is payable in Shares, all Shares to which the Award relates are counted against the Plan limits, rather than the net number of Shares delivered upon exercise of the Award.

(ii) Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist of authorized and unissued Shares or of treasury Shares, including Shares held by the Company or a Subsidiary and Shares acquired in the open market or otherwise obtained by the Company or a Subsidiary. The issuance of Shares may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

(iii) Individual Limit. Any provision of the Plan to the contrary notwithstanding, no individual may receive in any year Awards under the Plan, whether payable in cash or Shares, that relate to more than 500,000 Shares.

(iv) Use of Shares. Subject to the terms of the Plan and the overall limitation on the number of Shares that may be delivered under the Plan, the Committee may use available Shares as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a Subsidiary and the plans or arrangements of the Company or a Subsidiary assumed in business combinations.
      (b) Adjustments. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, Subsidiary securities, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee may, in its sole discretion and in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or property) with respect to which Awards may be granted, (ii) the number and type of Shares (or other securities or property) subject to outstanding Awards, and (iii) the grant or exercise price with respect to any Award and, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award and, if deemed appropriate, adjust outstanding Awards to provide the rights contemplated by Section 11(b) hereof; provided, in each case, that with respect to Awards of Incentive Stock Options no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422(b)(1) of the Code or any successor provision thereto and, with respect to all Awards under the Plan, no such adjustment shall be authorized to the extent that such authority would be inconsistent with the requirements for full deductibility under Section 162(m); and provided further that the number of Shares subject to any Award denominated in Shares shall always be a whole number.
      (c) Performance Goals for Section 162(m) Awards. The Committee shall determine at the time of grant if the grant of Restricted Stock, Restricted Stock Units or an Other Stock-Based Award is intended to qualify as “performance-based compensation” as that term is used in Section 162(m). Any such grant shall be conditioned on the achievement of one or more performance measures. The performance measures pursuant to which Restricted Stock, Restricted Stock Units and Other Stock-Based Awards shall vest shall be any or a combination of the following: earnings per share, return on assets, an economic value added measure, shareholder return, earnings, share price, return on equity, return on investment, return on fully-employed capital, reduction of expenses, containment of expenses within budget, reserve recognition, addition to reserves, cash provided by operating activities, increase in cash flow, return on cash flow, cash flow per equivalent barrel, finding costs per equivalent barrel, or increase in production of the Company, a division of the Company or a Subsidiary. For any performance period, such performance objectives may be measured on an absolute basis or relative to a group of peer companies selected by the Committee, relative to internal goals or relative to levels attained in prior years. For grants of Restricted Stock, Restricted Stock Units and Other Stock-Based Awards intended to qualify as “performance-based compensation,” the grants and the establishment of performance measures shall be made during the period required under Section 162(m).
SECTION 6
      (a) Stock Options. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Eligible Individuals to whom Options shall be granted, the number of Shares to be covered by each Option, the option price thereof, the conditions and limitations applicable to the exercise of the Option and the other terms thereof. The Committee shall have the authority to grant Incentive Stock Options, Nonqualified Stock Options or both. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be required by Section 422 of the Code, as from time to time amended, and any implementing regulations. Except in the case of an Option granted in assumption of or substitution for an outstanding award of a company acquired by the Company or with which the Company combines, the exercise price of any Option granted under this Plan shall not be less than 100% of the fair market value of the underlying Shares on the date of grant.
      (b) Exercise. Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award Agreement or thereafter, provided, however, that in no event may any Option granted hereunder be exercisable after the expiration of 10 years after the date of such grant. The Committee may impose such conditions with respect to the exercise of Options, including without limitation, any condition relating to the application of Federal or state securities laws, as it may deem necessary or advisable. An Option may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of Shares to be purchased. The exercise notice shall be accompanied by the full purchase price for the Shares.
      (c) Payment. The Option price shall be payable in United States dollars and may be paid by (i) cash or cash equivalent; (ii) delivery of shares of Common Stock, which shares shall be valued for this purpose at the fair market value (valued in accordance with procedures established by the Committee) on the business day immediately preceding the date such Option is exercised and, unless otherwise determined by the Committee, shall have been held by the optionee for at least six months; or (iii) in such other manner as may be authorized from time to time by the Committee. Prior to the issuance of Shares upon the exercise of an Option, a Participant shall have no rights as a shareholder.
SECTION 7
      (a) Stock Appreciation Rights. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Eligible Individuals to whom Stock Appreciation Rights shall be granted, the number of Shares to be covered by each Award of Stock Appreciation Rights, the grant price thereof, the conditions and limitations applicable to the exercise of the Stock Appreciation Right and the other terms thereof. Stock Appreciation Rights may be granted in tandem with another Award, in addition to another Award, or freestanding and unrelated to any other Award. Stock Appreciation Rights granted in tandem with or in addition to an Option or other Award may be granted either at the same time as the Option or other Award or at a later time. Stock Appreciation Rights shall not be exercisable after the expiration of 10 years after the date of grant. Except in the case of a Stock Appreciation Right granted in assumption of or substitution for an outstanding award of a company acquired by the Company or with which the Company combines, the grant price of any Stock Appreciation Right granted under this Plan shall not be less than 100% of the fair market value of the Shares covered by such Stock Appreciation Right on the date of grant or, in the case of a Stock Appreciation Right granted in tandem with a then outstanding Option or other Award, on the date of grant of such related Option or Award.
      (b) A Stock Appreciation Right shall entitle the holder thereof to receive upon exercise, for each Share to which the Stock Appreciation Right relates, an amount equal to the excess, if any, of the fair market value of a Share on the date of exercise of the Stock Appreciation Right over the grant price. The Committee shall determine at the time of grant of a Stock Appreciation Right whether it shall be settled in cash, Shares or a combination of cash and Shares.
SECTION 8
      (a) Restricted Stock. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Eligible Individuals to whom Restricted Stock shall be granted, the number of Shares to be covered by each Award of Restricted Stock and the terms, conditions, and limitations applicable thereto. An Award of Restricted Stock may be subject to the attainment of specified performance goals or targets, restrictions on transfer, forfeitability provisions and such other terms and conditions as the Committee may determine, subject to the provisions of the Plan. An award of Restricted Stock may be made in lieu of the payment of cash compensation otherwise due to an Eligible Individual. To the extent that Restricted Stock is intended to qualify as “performance-based compensation” under Section 162(m), it must be made subject to the attainment of one or more of the performance goals specified in Section 5(c) hereof and meet the additional requirements imposed by Section 162(m).
      (b) The Restricted Period. At the time that an Award of Restricted Stock is made, the Committee shall establish a period of time during which the transfer of the Shares of Restricted Stock shall be restricted (the “Restricted Period”). Each Award of Restricted Stock may have a different Restricted Period. Except for Restricted Stock that vests based on the attainment of performance goals, and except as provided in Section 5(a)(i)(C)(2), a Restricted Period of at least three years is required with incremental vesting of the Award over the three-year period permitted. If the grant or vesting of the Shares is subject to the attainment of specified performance goals, a Restricted Period of at least one year with incremental vesting is permitted. The expiration of the Restricted Period shall also occur as provided in the Award Agreement in accordance with Section 12(a) hereof.
      (c) Escrow. The Participant receiving Restricted Stock shall enter into an Award Agreement with the Company setting forth the conditions of the grant. Certificates representing Shares of Restricted Stock shall be registered in the name of the Participant and deposited with the Company, together with a stock power endorsed in blank by the Participant. Each such certificate shall bear a legend in substantially the following form:

The transferability of this certificate and the shares of Common Stock represented by it are subject to the terms and conditions (including conditions of forfeiture) contained in the McMoRan Exploration Co. 2005 Stock Incentive Plan (the “Plan”) and a notice of grant issued thereunder to the registered owner by McMoRan Exploration Co. Copies of the Plan and the notice of grant are on file at the principal office of McMoRan Exploration Co.
      (d) Dividends on Restricted Stock. Any and all cash and stock dividends paid with respect to the Shares of Restricted Stock shall be subject to any restrictions on transfer, forfeitability provisions or reinvestment requirements as the Committee may, in its discretion, prescribe in the Award Agreement.
      (e) Forfeiture. In the event of the forfeiture of any Shares of Restricted Stock under the terms provided in the Award Agreement (including any additional Shares of Restricted Stock that may result from the reinvestment of cash and stock dividends, if so provided in the Award Agreement), such forfeited shares shall be surrendered and the certificates canceled. The Participants shall have the same rights and privileges, and be subject to the same forfeiture provisions, with respect to any additional Shares received pursuant to Section 5(b) or Section 11(b) due to a recapitalization, merger or other change in capitalization.
      (f) Expiration of Restricted Period. Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Committee or at such earlier time as provided in the Award Agreement or an amendment thereto, the restrictions applicable to the Restricted Stock shall lapse and a stock certificate for the number of Shares of Restricted Stock with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions and legends, except any that may be imposed by law, to the Participant or the Participant’s estate, as the case may be.
      (g) Rights as a Stockholder. Subject to the terms and conditions of the Plan and subject to any restrictions on the receipt of dividends that may be imposed in the Award Agreement, each Participant receiving Restricted Stock shall have all the rights of a stockholder with respect to Shares of stock during any period in which such Shares are subject to forfeiture and restrictions on transfer, including without limitation, the right to vote such Shares.

SECTION 9
      (a) Restricted Stock Units. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Eligible Individuals to whom Restricted Stock Units shall be granted, the number of Shares to be covered by each Award of Restricted Stock Units and the terms, conditions, and limitations applicable thereto. An Award of Restricted Stock Units is a right to receive shares of Common Stock in the future and may be subject to the attainment of specified performance goals or targets, restrictions on transfer, forfeitability provisions and such other terms and conditions as the Committee may determine, subject to the provisions of the Plan. An award of Restricted Stock Units may be made in lieu of the payment of cash compensation otherwise due to an Eligible Individual. To the extent that an Award of Restricted Stock Units is intended to qualify as “performance-based compensation” under Section 162(m), it must be made subject to the attainment of one or more of the performance goals specified in Section 5(c) hereof and meet the additional requirements imposed by Section 162(m).
      (b) The Vesting Period. At the time that an Award of Restricted Stock Units is made, the Committee shall establish a period of time during which the Restricted Stock Units shall vest (the “Vesting Period”). Each Award of Restricted Stock may have a different Vesting Period. Except for Restricted Stock Units that vest based on the attainment of performance goals, and except as provided in Section 5(a)(i)(C)(2), a Vesting Period of at least three years is required with incremental vesting of the Award over the three-year period permitted. If the grant or vesting is subject to the attainment of specified performance goals, a Vesting Period of at least one year with incremental vesting is permitted. The expiration of the Vesting Period shall also occur as provided in the Award Agreement in accordance with Section 12(a) hereof.
      (c) Rights as a Stockholder. Subject to the terms and conditions of the Plan and subject to any restrictions that may be imposed in the Award Agreement, each Participant receiving Restricted Stock Units shall have no rights as a stockholder with respect to such Restricted Stock Units until such time as Shares are issued to the Participant.
SECTION 10
      (a) Other Stock-Based Awards. The Committee is hereby authorized to grant to Eligible Individuals an “Other Stock-Based Award,” which shall consist of an Award that is not an instrument or Award specified in Sections 6 through 9 of this Plan, the value of which is based in whole or in part on the value of Shares. Other Stock-Based Awards may be awards of Shares or may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible or exchangeable into or exercisable for Shares), as deemed by the Committee consistent with the purposes of the Plan. The Committee shall determine the terms and conditions of any such Other Stock-Based Award and may provide that such awards would be payable in whole or in part in cash. To the extent that an Other Stock-Based Award is intended to qualify as “performance-based compensation” under Section 162(m), it must be made subject to the attainment of one or more of the performance goals specified in Section 5(c) hereof and meet the additional requirements imposed by Section 162(m).
      (b) Limitations. Except for Other Stock-Based Awards that vest based on the attainment of performance goals, and except as provided in Section 5(a)(i)(C)(2), a vesting period of at least three years is required with incremental vesting of the Award over the three-year period permitted. If the grant or vesting is subject to the attainment of specified performance goals, a vesting period of at least one year with incremental vesting is permitted. The expiration of the vesting period shall also occur as provided in the Award Agreement in accordance with Section 12(a) hereof.
      (c) Dividend Equivalents. In the sole and complete discretion of the Committee, an Award, whether made as an Other Stock-Based Award under this Section 10 or as an Award granted pursuant to Sections 6 through 9 hereof, may provide the holder thereof with dividends or dividend equivalents, payable in cash, Shares, Subsidiary securities, other securities or other property on a current or deferred basis.
SECTION 11
      (a) Amendment or Discontinuance of the Plan. The Board may amend or discontinue the Plan at any time; provided, however, that no such amendment may

(i) without the approval of the stockholders, (a) increase, subject to adjustments permitted herein, the maximum number of shares of Common Stock that may be issued through the Plan, (b) materially increase the benefits accruing to Participants under the Plan, (c) materially expand the classes of persons eligible to participate in the Plan, (d) expand the types of Awards available for grant under the Plan, (e) materially extend the term of the Plan, (f) materially change the method of determining the exercise price of Options or Stock Appreciation Rights, or (g) amend Section 11(c) to permit a reduction in the exercise price of Options; or

(ii) materially impair, without the consent of the recipient, an Award previously granted.
      (b) Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 5(b) hereof) affecting the Company, or the financial statements of the Company or any Subsidiary, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.
      (c) Cancellation. Any provision of this Plan or any Award Agreement to the contrary notwithstanding, the Committee may cause any Award granted hereunder to be canceled in consideration of a cash payment or alternative Award made to the holder of such canceled Award equal in value to such canceled Award. Notwithstanding the foregoing, except for adjustments permitted under Sections 5(b) and 11(b), no action by the Committee shall, unless approved by the stockholders of the Company, (i) cause a reduction in the exercise price of Options granted under the Plan or (ii) permit an outstanding Option with an exercise price greater than the current fair market value of a Share to be surrendered as consideration for a new Option with a lower exercise price, shares of Restricted Stock, Restricted Stock Units, and Other Stock-Based Award, a cash payment or Common Stock. The determinations of value under this subparagraph shall be made by the Committee in its sole discretion.
SECTION 12
      (a) Award Agreements. Each Award hereunder shall be evidenced by an agreement or notice delivered to the Participant (by paper copy or electronically) that shall specify the terms and conditions thereof and any rules applicable thereto, including but not limited to the effect on such Award of the death, retirement or other termination of employment or cessation of consulting or advisory services of the Participant and the effect thereon, if any, of a change in control of the Company.
      (b) Withholding. (i) A Participant shall be required to pay to the Company, and the Company shall have the right to deduct from all amounts paid to a Participant (whether under the Plan or otherwise), any taxes required by law to be paid or withheld in respect of Awards hereunder to such Participant. The Committee may provide for additional cash payments to holders of Awards to defray or offset any tax arising from the grant, vesting, exercise or payment of any Award.

(ii) At any time that a Participant is required to pay to the Company an amount required to be withheld under the applicable tax laws in connection with the issuance of Shares under the Plan, the Participant may, if permitted by the Committee, satisfy this obligation in whole or in part by electing (the “Election”) to have the Company withhold from the issuance Shares having a value equal to the minimum amount required to be withheld. The value of the Shares withheld shall be based on the fair market value of the Shares on the date as of which the amount of tax to be withheld shall be determined in accordance with applicable tax laws (the “Tax Date”).

(iii) If permitted by the Committee, a Participant may also satisfy up to his or her total tax liability related to an Award by delivering Shares owned by the Participant, which Shares may be subject to holding period requirements determined by the Committee. The value of the Shares delivered shall be based on the fair market value of the Shares on the Tax Date.

(iv) Each Election to have Shares withheld must be made prior to the Tax Date. If a Participant wishes to deliver Shares in payment of taxes, the Participant must so notify the Company prior to the Tax Date.

      (c) Transferability. No Awards granted hereunder may be transferred, pledged, assigned or otherwise encumbered by a Participant except: (i) by will; (ii) by the laws of descent and distribution; (iii) pursuant to a domestic relations order, as defined in the Code, if permitted by the Committee and so provided in the Award Agreement or an amendment thereto; or (iv) if permitted by the Committee and so provided in the Award Agreement or an amendment thereto, Options may be transferred or assigned (w) to Immediate Family Members, (x) to a partnership in which Immediate Family Members, or entities in which Immediate Family Members are the owners, members or beneficiaries, as appropriate, are the partners, (y) to a limited liability company in which Immediate Family Members, or entities in which Immediate Family Members are the owners, members or beneficiaries, as appropriate, are the members, or (z) to a trust for the benefit of Immediate Family Members; provided, however, that no more than a de minimus beneficial interest in a partnership, limited liability company or trust described in (x), (y) or (z) above may be owned by a person who is not an Immediate Family Member or by an entity that is not beneficially owned solely by Immediate Family Members. “Immediate Family Members” shall be defined as the spouse and natural or adopted children or grandchildren of the Participant and their spouses. To the extent that an Incentive Stock Option is permitted to be transferred during the lifetime of the Participant, it shall be treated thereafter as a Nonqualified Stock Option. Any attempted assignment, transfer, pledge, hypothecation or other disposition of Awards, or levy of attachment or similar process upon Awards not specifically permitted herein, shall be null and void and without effect. The designation of a Designated Beneficiary shall not be a violation of this Section 12(c).
      (d) Share Certificates. All certificates for Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
      (e) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of options, stock appreciation rights and other types of Awards provided for hereunder (subject to stockholder approval of any such arrangement if approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.
      (f) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of or as a consultant or adviser to the Company or any Subsidiary or in the employ of or as a consultant or adviser to any other entity providing services to the Company. The Company or any Subsidiary or any such entity may at any time dismiss a Participant from employment, or terminate any arrangement pursuant to which the Participant provides services to the Company or a Subsidiary, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement. No Eligible Individual or other person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Eligible Individuals, Participants or holders or beneficiaries of Awards.

      (g) Governing Law. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Delaware.
      (h) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.
      (i) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.
      (j) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.
      (k) Compliance with Law. The Company intends that Awards granted under the Plan, or any deferrals thereof, will comply with the requirements of Section 409A to the extent applicable.
      (l) Deferral Permitted. Payment of cash or distribution of any Shares to which a Participant is entitled under any Award shall be made as provided in the Award Agreement. Payment may be deferred at the option of the Participant if provided in the Award Agreement.
      (m) Headings. Headings are given to the subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.
SECTION 13
      Term of the Plan. Subject to Section 11(a), no Awards may be granted under the Plan later than ten years after May 5, 2015, which is ten years after the date the Plan was approved by the Company’s stockholders; provided, however, that Awards granted prior to such date shall remain in effect until such Awards have either been satisfied, expired or canceled under the terms of the Plan, and any restrictions imposed on Shares in connection with their issuance under the Plan have lapsed.

McMoRan Exploration Co.

Proxy Solicited on Behalf of the Board of Directors for
Annual Meeting of Stockholders, May 5, 2005

     The undersigned hereby appoints James R. Moffett and Richard C. Adkerson, or either of them, as proxies, with full power of substitution, to vote the shares of the undersigned in McMoRan Exploration Co. at the Annual Meeting of Stockholders to be held on Thursday, May 5, 2005, at 2:30 p.m., and at any adjournment thereof, on all matters coming before the meeting. The proxies will vote: (1) as you specify on the back of this card, (2) as the Board of Directors recommends where you do not specify your vote on a matter listed on the back of this card, and (3) as the proxies decide on any other matter.

     If you wish to vote on all matters as the Board of Directors recommends, please sign, date and return this card. If you wish to vote on items individually, please also mark the appropriate boxes on the back of this card.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY
IN THE ENCLOSED ENVELOPE

(continued on reverse side)

▲ FOLD AND DETACH HERE ▲

Please mark your votes as indicated in this example	☒

The Board of Directors recommends a vote FOR Items 1, 2 and 3 below:

Item 1 – Election of the nominees for directors.
Nominees for directors of McMoRan Exploration Co.
Richard C. Adkerson	James R. Moffett
Gerald J. Ford	B. M. Rankin, Jr.
H. Devon Graham, Jr.
FOR, except withhold vote
from following nominee(s):

Item 2 - Ratification of appointment of Ernst & Young LLP as independent auditors.

FOR	WITHHOLD
☐	☐

FOR	AGAINST	ABSTAIN
☐	☐	☐

Item 3 - Approval of the proposed 2005
Stock Incentive Plan.
FOR	AGAINST	ABSTAIN
☐	☐	☐

Signature(s)	Dated:	, 2005

You may specify your votes by marking the appropriate box on this side. You need not mark any box, however, if you wish to vote all items in accordance with the Board of Directors’ recommendation. If your votes are not specified, this proxy will be voted FOR Items 1, 2 and 3.

▲ FOLD AND DETACH HERE ▲